Exhibit 10.21.3

FORM OF

ITC^DELTACOM, INC.

EXECUTIVE STOCK INCENTIVE PLAN

SERIES A PREFERRED STOCK UNIT AGREEMENT

ITC^DeltaCom, Inc., a Delaware corporation (the “Company”), hereby grants stock units relating to shares of its 8% Series A convertible redeemable preferred stock, $.01 par value (the “Stock”), to the individual named below as the Holder, subject to the vesting conditions referred to in the attachment. Additional terms and conditions of the grant are set forth in this cover sheet, in the attachment, in the individual’s employment agreement, dated as of                      and as amended as of December 20, 2005 (as further amended from time to time, the “Employment Agreement”), and in the ITC^DeltaCom, Inc. Executive Stock Incentive Plan (the “Plan”).

Grant Date: December 23, 2005

Name of Holder:

Holder’s Social Security Number:

Initial Number of Stock Units Covered by Grant:                                                                   (subject to adjustment)

This Stock Unit grant is subject to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is available for your review on the Company’s intranet or upon request to Human Resources. You should carefully review the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the terms of the Plan.

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument.

Attachment

ITC^DELTACOM, INC.

EXECUTIVE STOCK INCENTIVE PLAN

SERIES A PREFERRED STOCK UNIT AGREEMENT

Number of Stock Units Covered by Grant

This grant is an award of stock units, subject to the vesting conditions described below (the “Stock Units”).

The initial number of shares of Stock represented by Stock Units covered by this grant is equal to the                      shares set forth on the cover sheet (the “Initial Share Amount”). Additional shares of Stock may be represented by Stock Units covered by this grant upon the vesting from time to time of your Stock Units, as provided below under “Vesting.”

Stock Unit Transferability	Your Stock Units may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Definitions

Capitalized terms not defined in this Agreement are defined in the Plan, and have the meanings set forth in the Plan. The following additional terms have the meanings provided below:

“Calendar Quarter” means each three-month period ending on March 31, June 30, September 30 and December 31.

“Delivery Date” means each date on which shares of Stock represented by vested Stock Units are delivered in accordance with this Agreement and the Plan.

“Dividend Payment Record Date” means the “Dividend Payment Record Date” as defined in the Series A Certificate of Designation.

“PIK Accrual Date” means (i) with respect to any Pre-Record Date Stock Unit, the last day of the Calendar Quarter which immediately precedes the Calendar Quarter in which the Delivery Date of the shares of Stock represented by such Pre-Record Date Stock Unit occurs, or (ii) with respect to any Post-Record Date Stock Unit, the last day of the Calendar Quarter in which the Delivery Date of the shares of Stock represented by such Post-Record Date Stock Unit occurs.

“Post-Record Date Stock Unit” means any vested Stock Unit which has a Delivery Date in any Calendar Quarter which occurs after the Dividend Payment Record Date in such Calendar Quarter.

“Pre-Record Date Stock Unit” means any vested Stock Unit which has a Delivery Date in any Calendar Quarter which occurs on or before the Dividend Payment Record Date in such Calendar Quarter.

“Series A Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended from time to time.

“Series A Preferred Dividends” means the Preferred Dividends as defined in, and payable pursuant to, the Series A Certificate of Designation. This Agreement assumes that all Series A Preferred Dividends are paid through and including the applicable PIK Accrual Date and are paid in shares of Stock in accordance with the Series A Certificate of Designation.

“Service” means service by you as an employee of the Company or one of its Affiliates. A change in your position or duties will not result in interrupted or terminated Service so long as you continue to be an employee of the Company or one of its Affiliates.

“Vesting Date” means each date on which any portion of your Stock Units vest, as set forth in your Employment Agreement.

“Vested Initial Share Amount” means, with respect to any Vesting Date, the number of shares of Stock that is equal to the product of (x) the Vested Percentage, multiplied by (y) the Initial Share Amount, rounded up to the nearest one-ten thousandth (.0001) of one share. The Holder agrees that the illustration attached hereto as Exhibit A-1 accurately reflects the manner in which each Vested Initial Share Amount will be calculated.

“Vested Percentage” means, with respect to any Vesting Date, the percentage of the Stock Units that vests on such Vesting Date, as set forth in your Employment Agreement.

“Vested PIK Share Amount” means, with respect to any Vesting Date, the number of shares of Stock that is equal to the cumulative amount of all Series A Preferred Dividends that would have accrued pursuant to the Series A Certificate of Designation with respect to the Vested Initial Share Amount, assuming the Vested Initial Share Amount had been issued and outstanding pursuant to the Series A Certificate of Designation from April 1, 2005 through and including the PIK Accrual Date of such Vested Initial Share Amount, rounded up to the nearest one-ten thousandth (.0001) of one share. The Holder agrees that the illustration attached hereto as Exhibit A-2 accurately reflects the manner in which each Vested PIK Share Amount will be calculated.

Vesting	You will vest in the Stock Units in accordance with the terms and conditions contained in your Employment Agreement, the Plan and this Agreement. The number of shares of Stock represented by the Stock Units that will vest on any Vesting Date will equal the Vested Initial Share Amount plus the Vested PIK Share Amount.

Delivery of Stock Pursuant to Vested Stock Units

Delivery of the shares of Stock represented by your vested Stock Units will be made in accordance with your deferral election attached hereto as Exhibit B. If no deferral election is attached to this Agreement, delivery of the shares of Stock represented by your vested Stock Units will be made in accordance with the terms of the Plan.

You will have no further rights with regard to a Stock Unit once the share of Stock relating to the Stock Unit has been delivered.

Forfeiture of Unvested Stock Units	Unvested Stock Units will be forfeited, if at all, in accordance with the terms of the Plan and your Employment Agreement.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay in cash any withholding or other taxes that may be due as a result of vesting in Stock Units or your acquisition of Stock under this grant. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to: (i) require that you make such payments to the Company; (ii) withhold such amounts from other payments due to you from the Company or any Affiliate; or (iii) cause an immediate forfeiture of shares of Stock represented by Stock Units granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any Affiliates) in any capacity. The Company (and any Affiliate) reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights	You do not have any of the rights of a stockholder with respect to the Stock Units unless and until the Stock relating to the Stock Units has been delivered to you. Except as expressly provided in this Agreement, you do not have the right to receive any payments based on dividends paid on the Stock.

Adjustments	In the event of a Capitalization Change or Corporate Transaction, your Stock Units will be adjusted, if at all, in accordance with the terms of the Plan.

Applicable Law	This attachment (including the exhibits attached hereto) and its cover sheet (collectively, this “Agreement”) will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. This Agreement, the Plan and your Employment Agreement constitute the entire understanding between you and the Company regarding this grant of Stock Units. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Exhibit A-1

Illustration of Calculation of

Vested Initial Share Amount

Vesting Date	Vested Percentage	Initial Share Amount	Vested Initial Share Amount
%

Exhibit A-2

Illustration of Calculation of

Vested PIK Share Amount

Vesting Date	Vested Initial Share Amount	Delivery Date	Vested PIK Share Amount

Exhibit B

DEFERRAL ELECTION FORM

Name	Social Security Number

Please complete and return the form to:

ITC^DeltaCom, Inc.

7037 Old Madison Pike

Suite 400

Huntsville, Alabama 35806

Facsimile No.: (256) 382-3936

Attention: General Counsel

Unless defined in this deferral election form, capitalized terms in this deferral election form have the meanings given to such terms in the ITC^DeltaCom, Inc. Executive Stock Incentive Plan or the Series A Preferred Stock Unit Agreement to which this deferral election form is attached, as the case may be.

DEFERRAL AMOUNT

I hereby make the following deferral election:

☐	No deferral. (A certificate for all of the shares of Stock represented by my vested Stock Units (which shares of Stock will be rounded up to the nearest one-ten thousandth (.0001) of one share) will be delivered to me in accordance with the terms of the Plan.)

☐	I elect to defer payment of my vested Incentive Awards as follows:

1.	Time-Vesting Incentive Awards. I elect to defer payment of my vested Time-Vesting Incentive Awards until .

2.	Performance-Vesting Incentive Awards. I elect to defer payment of my vested Performance-Vesting Incentive Awards until the following dates:

B-1

ACKNOWLEDGEMENT & SIGNATURE

I hereby make the election designated in this form, and agree to the terms and conditions set forth in this form and in the Series A Preferred Stock Unit Agreement to which this form is attached. In the event of any conflict between the terms of this form and the Series A Preferred Stock Unit Agreement, I understand that the terms of the Series A Preferred Stock Unit Agreement shall govern.

I also acknowledge and agree that my deferral election is irrevocable once made.

Accepted and Agreed:

Signature:	Date

B-2